Exhibit 99.2

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE

NINE MONTH ENDED JUNE 30, 2021

Alion Science and Technology Corporation

8350 Broad Street, Suite 1400

McLean, VA 22102

(703) 918-4480

ALION SCIENCE AND TECHNOLOGY CORPORATION

ALION SCIENCE AND TECHNOLOGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET (unaudited)

As of June 30, 2021
(In thousands)
Current Assets:
Cash and cash equivalents	$114,515
Accounts receivable, net	233,029
Prepaid expenses and other assets	9,006

Total current assets	356,550
Property, plant and equipment, net	11,156
Intangible assets, net	132,227
Goodwill, net	419,085
Deferred tax assets	17,515
Other assets	8,053

Total assets	$944,586

Current liabilities:
Current portion of term loan	$3,591
Interest payable	1
Trade accounts payable	90,574
Accrued liabilities	57,792
Accrued payroll and related liabilities	46,668
Retirement plan liabilities	517
Deferred revenue	10,221

Total current liabilities	209,364
Term loan, net	347,054
Accrued compensation and benefits	2,742
Deferred rent	5,577

Total liabilities	564,737
Commitments and Contingencies
Stockholder’s Equity:
Common stock, $0.01 par value, 100 shares authorized; 1 share issued and outstanding at June 30, 2021	—
Additional paid-in capital	482,343
Accumulated deficit	(102,149)
Accumulated other comprehensive loss	(345)

Total stockholder’s equity	379,849

Total liabilities and stockholder’s equity	$944,586

See accompanying notes to unaudited condensed consolidated financial statements.

ALION SCIENCE AND TECHNOLOGY CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF

COMPREHENSIVE INCOME (unaudited)

Nine Months Ended June 30, 2021
(In thousands)
Contract revenue	$926,500
Cost of sales	823,969
Selling, general and administrative	50,434

Operating income	52,097

Other income (expense):
Interest income	18
Interest expense	(13,139)
Loss on extinguishment of debt	(94)
Other	262

Total other expense	(12,953)
Income before income taxes	39,144
Income tax expense	12,255

Net income	$26,889

Other comprehensive income (loss):
Currency translation adjustment	—

Total other comprehensive income (loss)	—

Comprehensive income	$26,889

See accompanying notes to unaudited condensed consolidated financial statements.

ALION SCIENCE AND TECHNOLOGY CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY

FOR THE NINE MONTHS ENDED JUNE 30, 2021 (unaudited)

	Shares Common Stock	Common Stock	Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Equity
	(In thousands, except share information)
Balance at September 30, 2020	1	$—	$480,171	$(345)	$(129,038)	$350,788

Equity-based compensation	—	—	2,172	—	—	2,172
Net income	—	—	—	—	26,889	26,889

Balance at June 30, 2021	1	$—	$482,343	$(345)	$(102,149)	$379,849

See accompanying notes to unaudited condensed consolidated financial statements.

ALION SCIENCE AND TECHNOLOGY CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (unaudited)

Nine Months Ended June 30, 2021
(In thousands)
Cash flows from operating activities:
Net income	$26,889
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,318
Amortization of debt issuance costs and original issue discount	1,716
Bad debt expense	110
Equity-based compensation and long-term incentive accrual	2,600
Deferred income taxes	11,273
Loss on disposal of asset	4
Loss on extinguishment of debt	94
Changes in assets and liabilities:
Accounts receivable	(8,993)
Prepaid expenses and other assets	3,319
Other assets	(5,073)
Interest payable	(1,566)
Trade accounts payable	(8,267)
Accrued liabilities	188
Accrued payroll and related liabilities	3,622
Retirement plan liabilities	84
Other liabilities	3,477

Net cash provided by operating activities	44,795
Cash flows from investing activities:
Capital expenditures	(2,622)
Proceeds from asset sale	28

Net cash used in investing activities	(2,594)
Cash flows from financing activities:
Proceeds from issuance of term loan	63,464
Repayment of term loan	(65,262)
Payment of debt issuance costs and original issuance discount	(624)

Net cash used in financing activities	(2,422)
Net increase in cash and cash equivalents	39,779
Cash and cash equivalents at beginning of period	74,736

Cash and cash equivalents at end of period	$114,515

Supplemental disclosure of cash flow information:
Cash paid for interest	$13,651
Cash paid for income taxes	$716
Non-cash investing and financing activities:
Landlord-funded tenant improvements	$623

ALION SCIENCE AND TECHNOLOGY CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1) Description and Formation of the Business

Alion Science and Technology Corporation and its subsidiaries (collectively, the “Company”, “Alion”, “we,” “us,” or “our”) provide advanced engineering, information technology and operational solutions to strengthen national security and drive business results. Alion’s engineered solutions support smarter decision-making and enhanced readiness in rapidly-changing environments. Alion was formed in October 2001, to purchase substantially all of the assets and certain liabilities of IIT Research Institute in December 2002. Alion Science and Technology Corporation is fully owned by Alion Holding Corporation which is fully owned by Alion Holding, LLC, a limited liability company.

(2) Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, on the accrual basis of accounting. All intercompany accounts have been eliminated in consolidation. These unaudited condensed consolidated financial statements include all adjustments of a normal recurring nature considered necessary by management for a fair statement of the unaudited condensed consolidated balance sheet, statement of comprehensive income, statement of stockholder’s equity and statement of cash flows and should be read in conjunction with the Company’s audited consolidated financial statements for the year ended September 30, 2020.

Alion’s fiscal year ends of September 30. The Company operates based on a three-month quarter, four-quarter fiscal year with quarters ending December 31, March 31, June 30 and September 30.

Fair Value of Financial Instruments

The fair value of cash, cash equivalents, accounts receivable and accounts payable is not materially different from carrying value because of the short maturity of those instruments. The carrying value of the Company’s total long-term debt as of June 30, 2021, reflects recent market transactions and approximates fair value.

Accounting Standards Updates

In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848). This ASU revises the uses of the LIBOR rate within the contract including leases, debt, derivatives and other contracts that rely on LIBOR rate as a basis value. The guidance is effective for newly entered contracts no later than December 31, 2022 and for Alion is effective October 1, 2022. Management is assessing the impact of adopting the standard on the consolidated financial statements.

In August 2018, the FASB issued Accounting Standards Update No. 2018-15, Intangibles – Goodwill and Other – Internal-Use Software (Topic 350). The guidance provides new requirements for capitalizing costs and defines specific type of intangibles. The guidance is effective for fiscal year beginning after December 15, 2019 and the Company adopted the standard on October 1, 2020. The adoption did not result in a material impact to the Company’s financial results or disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) which, along with subsequent updates, amends the existing guidance for lease accounting. Under this ASU, the Company will be required to record right-of-use assets and corresponding lease liabilities on the consolidated balance sheets, as well as to disclose key quantitative and qualitative information about leasing arrangements. This ASU is effective for fiscal year, and interim period within that fiscal year, beginning after December 15, 2021 and for Alion is effective no later than October 1, 2022. Management is currently assessing the impact of adoption on the consolidated financial statements.

ALION SCIENCE AND TECHNOLOGY CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(3) Revenue Recognition

Alion earns revenue primarily from contracts with the U.S. government agencies and department offices in the areas of defense and intelligence. Substantially all the revenue is derived from services and solutions provided to the U.S. government or to a prime contractor supporting the U.S. government materially with the Department of Defense. Revenue can be adversely impacted by spending caps or changes in budgetary priorities of the U.S. government as well as delays in program start dates or the award of a contract.

Out of $926.5 million of total revenue recognized for the nine months ended June 30, 2021, $908.3 million was recognized over-time during the life of the contract, and revenue recognized at a point-in-time was immaterial to Alion’s total revenue. Some of our firm fixed price or time and material contracts are billed using milestone payments and a majority of contracts are billed monthly or bi-monthly according to negotiated billing terms and conditions of the contract. As a result, the timing of revenue recognition, customer billings and cash collections may result in an unbilled receivable or deferred revenue at the end of each reporting period.

As of June 30, 2021, the Company had about $4 billion of remaining performance obligations. The Company expects to recognize approximately 48% of its remaining performance obligations as revenue through 2022 and the balance thereafter. Substantially all of the deferred revenue from prior year was recognized in the current period.

The components of accounts receivable, net are as follows:

Nine Months Ended June 30, 2021
(In thousands)
Accounts receivable:
Billed receivables	$122,937
Unbilled receivables	107,937
Retainage	441
Other receivables	2,551
Allowance for doubtful accounts	(837)

Accounts receivable, net	$233,029

ALION SCIENCE AND TECHNOLOGY CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following tables present revenues on a disaggregated basis, in a manner that reconciles with the Company’s total revenue, for the following categories: customer type and contract type. The Company believes that this level of disaggregation provides investors with information to evaluate the Company’s financial performance and provides the Company with information to make capital allocation decisions in the most appropriate manner.

($ in thousands)	June 30, 2021
Revenue Type
Customer Type
Federal	$918,177	99.1%
Commercial	8,323	0.9%

Contract revenues	$926,500	100%

Contract Type
Cost Plus	$796,347	86.0%
Fixed-price	75,693	8.1%
Time and materials	54,460	5.9%

Contract revenues	$926,500	100%

(4) Property, Plant and Equipment

Property, plant and equipment at June 30, 2021 consisted of the following:

	Estimated useful lives (years)	June 30, 2021 (In thousands)
Equipment and software	3-7	$20,345
Less: accumulated depreciation		(9,189)

Property, plant and equipment, net		$11,156

Depreciation expense was approximately $2.1 million for the nine months ended June 30, 2021.

(5) Intangible Assets

The table below shows intangible assets as of June 30, 2021:

	Estimated useful lives (years)	June 30,
		2021
		(In thousands)
Intangible assets, gross:
Customer relationships	10-15	$230,657
Favorable leases	Up to 9	2,320

Total intangible assets, gross		232,977

Accumulated amortization:
Customer relationships		(98,436)
Favorable leases		(2,314)

Total accumulated amortization		(100,750)

Total intangible assets, net		$132,227

ALION SCIENCE AND TECHNOLOGY CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Amortization expense was approximately $13.2 million for the nine months ended June 30, 2021. The following table summarizes the estimated future amortization expense related to intangible assets:

Fiscal year:	(In thousands)
Remaining 2021	$4,397
2022	17,581
2023	17,577
2024	17,577
2025	16,395
Thereafter	58,700

Total	$132,227

(6) Debt Instruments

On August 19, 2015, Alion entered into a credit agreement (the Credit Agreement) with lenders. The Credit Agreement (a syndicated Term Loan and Revolving Loan) is referred to as the “Debt Instrument.” There were a series of amendments executed on the Credit Agreement, including the most recent Amendment No. 5 executed on February 1, 2021. Pursuant to Amendment No. 5, Alion refinanced the syndicated Term Loan at a lower interest rate. For accounting purposes, the Company analyzed the proceeds and repayment of the Term Loan on a lender-by-lender basis and for lenders who changed their participation in the loan syndication, we included the net cash proceeds or repayment in the condensed consolidated statement of cash flows instead of presenting on a gross basis. Alion recognized a $94 thousand loss on extinguishment of debt related to the re-financing transaction during the nine months ended June 30, 2021.

All of Alion’s 100%-owned, subsidiaries jointly, severally, fully and unconditionally guarantee the Debt Instrument which is secured by substantially all current and future tangible and intangible property of Alion and its guarantor subsidiaries. The Debt Instrument includes customary representations and warranties, affirmative and negative covenants and events of default (including payment defaults, breach of representations and warranties, covenant defaults, cross defaults to certain indebtedness, certain bankruptcy and insolvency events, material judgments, certain ERISA events, change of control, impairment of security interests in collateral, invalidity of guarantees and creditor provisions and certain events with respect to material contracts). If an event of default were to occur, lenders would be entitled to take certain actions, including, in certain instances, accelerating amounts due.

As of June 30, 2021, Alion’s Debt Instrument include $358.2 million secured Term Loan and a $40.0 million revolving credit facility and a $10.0 million sub-limit for letters of credit. As of June 30, 2021, Alion was in full compliance with all its financial covenants.

ALION SCIENCE AND TECHNOLOGY CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The table below presents Alion’s long-term debt as of June 30, 2021:

Nine Months Ended June 30, 2021
(In thousands)
Term Loan	$358,202
Less: Unamortized debt issuance costs and original issue discount	(7,557)

Long-term debt, net	350,645
Less: Current portion of long-term debt	(3,591)

Long-term debt, net of current portion	$347,054

Term Loan

Pursuant to Amendment No. 5, Alion is required to repay 0.25% of the Term Loan principal amount at the end of each quarter (December, March, June, September) commencing with the quarter ending June 30, 2021. The interest rate on the Term Loan was 3.50% as of June 30, 2021. The effective interest rate is 4.24% as of June 30, 2021. The Term Loan matures on July 23, 2024. Future debt principal repayments as of June 30, 2021 are anticipated to be $898 thousand remaining for fiscal year 2021, $3.6 million annually for fiscal years 2022 and 2023 and $2.7 million for fiscal year 2024 with term maturity repayment of $347.4 million on July 23, 2024. In addition, Alion must make excess cash flow payment in accordance with Amendment No. 4 starting at the end of fiscal year 2022.

Revolving Loan

The Revolving Loan includes a commitment fee calculated at a rate per annum equal to 0.50% on the average daily unused portion of the commitment under the facility. In addition, the Revolving Loan includes a fronting fee of 0.125% yearly on the undrawn and unexpired amount of each letter of Credit, payable quarterly in arrears after the issuance date.

At June 30, 2021, the Company had no balance drawn on the Revolving Loan. At June 30, 2021, the Company had $0.6 million in outstanding standby letters of credit.

(7) Goodwill

Alion had approximately $419.1 million in goodwill at June 30, 2021. There was no change in goodwill balance during the nine months ended June 30, 2021. The Company did not have goodwill impairment charges for the nine months ended June 30, 2021.

	(In thousands)
	Goodwill	Accumulated Impairment	Goodwill, net
Balance at June 30, 2021	$538,588	$(119,503)	$419,085

ALION SCIENCE AND TECHNOLOGY CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(8) Leases

Alion holds various facility leases. Future minimum lease payments under non-cancellable operating leases for buildings and equipment at June 30, 2021 are set out below. Alion subleases some excess capacity to subtenants under non-cancellable operating leases.

Lease Payments for Fiscal Years:	(In thousands)
2021	$3,548
2022	13,377
2023	10,987
2024	9,074
2025	5,981
Thereafter	8,344

Gross lease payments	$51,311
Less: non-cancellable subtenant receipts	(6)

Net lease payments	$51,305

Rent Expense:	Nine Months Ended June 30, 2021 (In thousands)
Minimum rentals	$16,287
Less: Sublease rental income	43

Total rent expense, net	$16,244

(9) Retirement Plan

Alion maintains a tax-qualified retirement savings plan (the Plan) under which the Company matches 100% of the first 4% of eligible employee salary deferrals by contributing cash to the Plan. During the nine months ended June 30, 2021, Alion recognized $8.9 million in retirement plan expense, net of forfeitures. Alion’s retirement plan liability was $0.5 million as of June 30, 2021.

(10) Equity-Based Compensation

Alion Holdings LLC, the limited liability company that owns Alion, maintains an equity-based compensation plan that includes discretionary awards to certain Alion executives, employees and directors. The Plan has three classes of membership interests. Class A membership interests, Class B membership interests, and Class B-1 membership interests. Each class of membership interests have identical rights, obligations, and privileges, except as otherwise provided in the Alion Holdings LLC operating agreement. Eligible participants are issued membership interests representing a percentage interest in Alion Holdings LLC.

One half of each Class B and Class B-1 membership interest is subject to a time-based condition in which that portion of the award vests over a five-year period of continuous service. Most of the initial awards began vesting as of August 19, 2015, the date on which the limited liability company acquired Alion. The other half of each Class B and Class B-1 membership interest award contains a market and performance condition in which that portion of the award vests if there is a change in control at a given multiple of the aggregate investment in Alion’s common stock. Class B and Class B-1 membership interest award agreements contain typical forfeiture and acceleration provisions.

ALION SCIENCE AND TECHNOLOGY CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Management determined that Alion Holdings LLC Class B and Class B-1 membership interest awards qualify for equity treatment. The Company measures an award’s fair value on its grant date. Alion computes compensation expense for the service component of each award based on the grant date fair value of the Class B and Class B-1 membership percentage interest issued to each participant. For time-based awards, the Company recognizes compensation expense and a corresponding increase in paid-in-capital over the requisite service periods. Management recognizes forfeitures as they occur. During the nine months ended June 30, 2021, Alion recognized $2.2 million in equity-based compensation expense. The Company did not recognize compensation expense for the portion of outstanding awards which contain a market and performance condition. As of June 30, 2021, neither condition had been met.

(11) Income Taxes

Alion uses an asset and liability method to account for income taxes, applying the provisions in currently enacted tax laws. Management determines deferred income taxes based on the estimated future tax effects of differences between the financial statement and tax bases of the Company’s assets and liabilities. Deferred income tax provisions and benefits change as assets or liabilities change from year to year. In providing for deferred taxes, Alion considers the tax regulations of the jurisdictions where the Company operates; estimated future taxable income; and available tax planning strategies. If tax regulations, operating results, or the ability to implement tax-planning strategies change, the carrying value of deferred tax assets and liabilities can require adjustment.

For several years, Alion had a history of operating losses for both tax and financial statement purposes. Those losses gave rise to net operating loss carryforwards (NOLs) the Company is currently able to use to shelter its operations from most current income tax expense. The Tax Cuts and Jobs Act of 2017 (“TCJA”) removed timing limits on utilization of pre-enactment NOLs. This provision of the TCJA, in combination with Alion’s goodwill-related deferred tax liability, eliminated the need for the Company to carry a valuation allowance against its deferred tax assets.

Alion recognizes the benefit of a tax position only after determining that the relevant tax authority would “more likely than not” sustain the Company’s position following an audit. For tax positions meeting the “more likely than not” threshold, Alion recognizes the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

Alion is subject to income taxes in the U.S. and various states. The Company is subject to information reporting for its operations in Afghanistan and was formerly was subject to taxation in India and Canada. Tax statutes and regulations within each jurisdiction are subject to interpretation requiring management to apply significant judgment. Alion recorded approximately $1.0 million in current income tax expense and $11.3 million in deferred tax expense for the nine months ended June 30, 2021.

Management expects Alion will be able to use existing NOL carryforwards to offset a significant portion of any income taxes that may become due in the next 12-15 months. NOL carryforwards had a gross value of $161.4 million and a carrying value of $44.1 million at June 30, 2021. Alion had net deferred tax assets of $17.5 million consisting of $57 million in deferred tax assets and $39.5 million in deferred tax liabilities at June 30, 2021.

ALION SCIENCE AND TECHNOLOGY CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Company may become subject to federal or state income tax examination for tax years ended on or after September 2018. Management does not expect resolution of tax matters for any open years to materially affect Alion’s operating results, financial condition, cash flows or effective tax rate.

(12) Customer Concentration

U.S. government customers typically exercise independent contracting authority. U.S. government agencies, department offices or divisions may use Alion’s services as a separate customer directly, or through a prime contractor, if they have independent decision-making and contracting authority within their organization. U.S. government contracts accounted for approximately 99.1% of contract revenue for the nine months ended June 30, 2021.

(13) Commitments and Contingencies

Government Audits

The U.S. government considers Alion a major contractor. The Defense Contract Audit Agency (DCAA) audits Alion’s contract costs and adjusts amounts through negotiation. Alion has settled indirect rates through 2019 based on completed DCAA audits. All subsequent years are open. DCAA is currently auditing the Company’s 2020 claimed indirect costs. Alion has recorded federal government contract revenue based on amounts it expects to realize upon final settlement.

Legal Proceedings

Alion is involved in routine legal proceedings occurring in the ordinary course of business that management believes are not material to the Company’s condensed consolidated financial statements. As a government contractor, from time to time, Alion is subject to DCAA audits and potential federal government inquiries. The federal government may suspend or debar for a period of time any federal contractor it finds has violated the False Claims Act, and any contractor indicted or convicted of violations of other federal laws. The federal government can also impose fines or penalties.

Unconditional Purchase Obligation

Alion entered into a vendor contract in 2019 where Alion is obligated to make future purchases if the Company retains the related customer contracts. The total purchase obligation is for $35.0 million of cloud computing services over the five-year period, with a minimum $8.0 million purchase obligation for the year ended September 30, 2020 which was already satisfied. During the nine months ended June 30, 2021, the Company satisfied $9.7 million of the purchase obligation and has a $14.3 million of purchase obligation left for the remaining term.

(14) Related Parties

Veritas and certain other investors own 100% of Alion Holdings LLC which owns 100% of Alion Holding Corp., the parent of Alion. As a result of its ownership interests, Veritas is considered a party related to Alion. Veritas and Alion have executed an advisory agreement that requires Alion to pay Veritas an annual advisory fee. The Company paid Veritas $0.5 million in advisory fees for the nine months ended June 30, 2021 and are included in selling, general and administrative expenses on condensed consolidated statement of comprehensive income.

ALION SCIENCE AND TECHNOLOGY CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(15) Subsequent Events

Management evaluated events occurred after June 30, 2021 through November 4, 2021, the date on which the unaudited condensed consolidated financial statements were available to be issued.

On July 6, 2021, Alion Holdings LLC and other related parties entered into a definitive Stock Purchase Agreement with Huntington Ingalls Industries, Inc. (a Delaware corporation), pursuant to which Huntington Ingalls Industries, Inc. will acquire 100% of the equity of the company and its subsidiaries in an all cash transaction valued at approximately $1.65 billion. The Company completed the sale on August 19, 2021.